UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2017

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on October 26, 2017, VBI Vaccines Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with certain investors relating to the Company’s registered direct offering, issuance and sale (the “Registered Direct Offering”) of 7,475,410 common shares. In connection with the consummation of the Registered Direct Offering, on October 30, 2017, the Company issued Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership (collectively, the “Pontifax Entities”) four-year warrants to purchase an aggregate of 550,000 common shares at an exercise price of US$3.34 per share, as a finder’s fee (collectively, the “Pontifax Warrants”).

The foregoing description of the Pontifax Warrants is qualified in its entirety by reference to the form of the Pontifax Warrant, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Pursuant to the terms of the Subscription Agreement, immediately upon closing of the Registered Direct Offering and effective as of October 30, 2017, the Company appointed Ran Nussbaum to the Company’s board of directors to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Company’s articles.

The Pontifax Entities purchased an aggregate of 2,295,083 common shares in the Registered Direct Offering for a purchase price of US$7.0 million. In addition, as a finder’s fee in connection with the Registered Direct Offering, the Company issued the Pontifax Warrants to the Pontifax Entities as described under Item 1.01. Mr. Nussmaun is the managing partner of each of Pontifax (Israel) IV Limited Partnership, Pontifax (Cayman) IV Limited Partnership and Pontifax (China) IV Limited Partnership.

Item 8.01 Other Events.

On October 30 2017, the Company issued a press release announcing that the underwriters of the previously announced underwritten offering have exercised their option to purchase an additional 2,100,000 shares and that the Registered Direct Offering was upsized from US$20.8 million to US$22.8 million. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On October 31, 2017, the Company announced the closing of its underwritten public offering and the Registered Direct Offering for an aggregate of 23,575,410 common shares in exchange for gross proceeds of approximately US$71.9 million, before deducting underwriter discounts and commissions and offering expenses payable by the Company. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Warrant, dated October 30, 2017
99.1	Press Release dated October 30, 2017
99.2	Press Release dated October 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: October 31, 2017	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer